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                                                                   EXHIBIT 23(b)


                          CONSENT OF ERNST & YOUNG LLP

We consent to reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 and related Reoffer Prospectus of Oxford Health Plans, Inc. for the registration of up to 7,444,330 shares of Oxford Health Plans, Inc. common stock and to the incorporation by reference therein to our report dated March 9, 1999, with respect to the consolidated financial statements and schedules of Oxford Health Plans, Inc. included in its Annual Report on Form 10-K/A for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                                      /s/ Ernst & Young LLP


Stamford, Connecticut
May 21, 1999


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